UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2008

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 6, 2008, the Board of Directors of SunOpta Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, no par value (the "Common Shares" and, together with any other Shares entitled to vote generally for the election of directors, "Voting Shares"), of the Company. The dividend is payable on October 20, 2008 (the "Record Time") to the holders of Common Shares of record on that date. Each Right entitles the registered holder to purchase from the Company one Common Share of the Company at a price of CDN$100 per Common Share (the "Purchase Price"), subject to adjustment. The description of the Rights is set forth in the Shareholder Rights Plan Agreement, dated October 7, 2008 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company LLC as Rights Agent (the "Rights Agent"). The Rights Agreement is effective in accordance with its terms from the date of the Rights Agreement, provided that if approval of the Rights Agreement by the Company’s shareholders, as required by the Rights Agreement, is not obtained on or before April 2nd, 2009 (the "Confirmation Date"), the Rights Agreement will be of no further force or effect and the Rights issued thereunder will be void.

Distribution Date; Exercisability

Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued. Separate certificates evidencing the Rights will be promptly mailed to holders of record of the Common Shares as of close of business on the tenth business day after the earliest to occur of (i) the first date of public announcement of facts indicating that a person or group of affiliated or associated persons has become an Acquiring Person ("Stock Acquisition Date"), (ii) the date of the commencement of, or first public announcement of the intent of any person to commence, an offer to purchase, solicitation of an offer to sell, or acceptance of an offer to sell, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons acquiring 20% or more of the outstanding Voting Shares (a "Take-over Bid"), or (iii) the date upon which certain Permitted Take-over Bids (as defined below) fail to meet the requirements set forth in the Rights Agreement (the earliest of such time referred to in (i), (ii), and (iii) being the "Separation Time"). An "Acquiring Person" is, with certain exceptions, a person or group of affiliated or associated persons who is the beneficial owner of 20% or more of the outstanding Voting Shares.

The Rights Agreement provides that until the Separation Time (or the earlier redemption or expiration of the Rights) the Rights will be transferred only with the associated Common Shares and that new Common Share certificates issued after the Record Time upon transfer or new issuance of Common Shares will contain a legend incorporating the Rights Agreement by reference.

The Rights are not exercisable until the Separation Time. The Rights will terminate on the Confirmation Date (the "Expiration Time"), unless shareholder approval is obtained on or prior to such date, the Expiration Time is amended or the rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Periodic Reconfirmation of the Rights Agreement

Assuming that the confirmation of the shareholders by the Confirmation Date is obtained, at the annual meeting of the shareholders of the Company held in 2012 and at every third annual meeting of shareholders of the Company held thereafter, provided that a Flip-in Event has not occurred prior to such time (other than a Flip-in Event that has been waived), the Board of Directors will submit a resolution to the shareholders for their consideration and approval, confirming the Rights Agreement (as it may be amended and restated) and its continued existence after each such meeting. If such approval is not obtained, the Rights Agreement will be of no further force or effect and all Rights issued thereunder will be void from the termination of such meeting

Flip-in Event

If a person or group becomes an Acquiring Person at any time prior to the Expiration Time (a "Flip-in Event"), with certain limited exceptions, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

Redemption

With the consent of the holders of Voting Shares or Rights obtained in accordance with the Rights Agreement, the Board of Directors, at any time prior to the occurrence of a Flip-in Event, may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of CDN$0.00001 per Right (the "Redemption Price"). In addition, if a person acquires, pursuant to a Take-over Bid meeting certain additional requirements (a "Permitted Take-Over Bid") or certain exempt transactions, more than 50% of the outstanding Voting Shares (other than Voting Shares beneficially owned as of the date of such bid by such acquiring person), the Board of Directors of the Company shall, notwithstanding the foregoing sentence, immediately upon such acquisition be deemed to have elected to redeem the Rights at the Redemption Price. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The Company may make, without the approval of the holders of Rights or Voting Shares, any supplements or amendment to the Rights Agreement specifically contemplated by the Rights Agreement, to correct any clerical or typographical error or which are required to maintain the validity and effectiveness of the Rights Agreement as a result of any change in any applicable laws, rules or regulatory requirements. The Company may, prior to the Confirmation Date, supplement, amend, vary or delete any of the provisions of this Agreement without the approval of any holder of Rights or Voting Shares (whether or not such action would materially adversely affect the interests of the holders of Rights generally), where the Board of Directors deems in good faith that such action is necessary or desirable. Subject to the foregoing, with the prior consent of the holders of Voting Shares pursuant to the Rights Agreement, at any time before the Separation Time, the Board of Directors may redeem Rights, waive a Flip-in Event or otherwise amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

Adjustment

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right, the number of Rights outstanding, and the Redemption Price are subject to adjustment under certain circumstances, including upon the declaration of a dividend on Common Shares payable in Common Shares, a subdivision or change in the outstanding Common Shares into a greater number of Common Shares, a consolidation or change in the outstanding Common Shares into a lesser number of Common Shares, or the issuance of Common Shares in exchange for existing Common Shares in a reclassification, redesignation or amalgamation.

Rights of Holders

Until a Right is exercised, the holder thereof, as such a holder, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not be an absolute bar to a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 20% or more of the outstanding Voting Shares. The Rights, however, should not interfere with any merger or other business combination approved by the Board of Directors of the Company that meets certain requirements.

Currency

All sums of money which are referred to in the Rights Agreement are expressed in lawful money of Canada, unless otherwise specified

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS

On October 7, 2008, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Shareholder Rights Plan Agreement, dated as of October 7, 2008, between SunOpta Inc., and American Stock Transfer & Trust Company, LLC

99.1	Press Release, dated October 7, 2008, announcing adoption of the Shareholder Rights Plan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Benjamin Chiba

Benjamin Chiba
Vice President and General Counsel and Secretary

Date:	October 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Shareholder Rights Plan Agreement, dated as of October 7, 2008, between SunOpta Inc., and American Stock Transfer & Trust Company, LLC

99.1	Press Release, dated October 7, 2008, announcing adoption of the Shareholder Rights Plan Agreement.